Exhibit 1.1

Bumble Inc.

Class A Common Stock, par value $0.01 per share

Underwriting Agreement

March 2, 2023

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

As representatives of the several Underwriters

named in Schedule II hereto

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Ladies and Gentlemen:

Certain stockholders named in Schedule I hereto (the “Selling Stockholders”) of Bumble Inc., a Delaware corporation (the “Company”), propose, subject to the terms and conditions stated in this agreement (this “Agreement”), to sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 13,750,000 shares of Class A common stock, par value $0.01 per share (the “Class A Common Stock”), of the Company (the “Firm Shares”) and, at the election of the Underwriters, to sell to the Underwriters up to 2,062,500 additional shares of Class A Common Stock of the Company (the “Optional Shares”). The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2(b) hereof are herein collectively called the “Shares.”

Bumble Inc. is a holding company, and its sole material asset is a controlling equity interest in Buzz Holdings L.P., a Delaware limited partnership (“Bumble Holdings”). As the general partner of Bumble Holdings, Bumble Inc. operates and controls all of its business and affairs through Bumble Holdings and its subsidiaries.

In connection with the offering contemplated by this Agreement, the Class A Common Stock to be sold by each Selling Stockholder (i) is currently held directly by such Selling Stockholder or (ii) will be issued by the Company to such Selling Stockholder upon exchange (the “Unit Exchange”) of limited partnership interests in Bumble Holdings (“Units”), held by such Selling Stockholder at a ratio of one Unit for one share of Class A Common Stock of the Company, pursuant to the terms of the Second Amended and Restated Limited Partnership Agreement of Bumble Holdings (the “Amended and Restated Limited Partnership Agreement”) dated February 10, 2021, by and among the Company, Bumble Holdings and the other parties named therein and the terms of the Exchange Agreement (the “Exchange Agreement”) dated February 10, 2021, by and among the Company, Bumble Holdings and the other parties named therein. The Class A Common Stock to be sold in the offering by the Selling Stockholders has been registered for resale pursuant to the Registration Statement (as defined below)

in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement” and, together with this Agreement, the Amended and Restated Limited Partnership Agreement and the Exchange Agreement, the “Transaction Documents”) dated February 10, 2021, between the Company and the other parties named therein.

1. (a) Each of the Company and Bumble Holdings (each, a “Bumble Party” and collectively, the “Bumble Parties”), jointly and severally represents and warrants to, and agrees with, each of the Underwriters that:

(i) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-270220) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”); the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of such registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(a)(iv) hereof) is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares, filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof, is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act or Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 8(d) of this Agreement);

(iii) From the time of filing of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”);

(iv) For the purposes of this Agreement, the “Applicable Time” is 6:40 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule III(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time did not, and as of each Time of Delivery (as defined in Section 3(a) of this Agreement), will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto and each Written Testing-the-Waters Communication listed on Schedule III(e) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus listed on Schedule III(a) hereto and each such Written Testing-the-Waters Communication listed on Schedule III(e) hereto, each as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(v) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Pricing Prospectus and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and no such or any other documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(b) hereto.

(vi) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder. As of the applicable effective date as to each part of the Registration Statement and any amendment or supplement thereto, and as of each Time of Delivery, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and as of the applicable filing date of the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(vii) The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of the Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications;

(viii) Each Bumble Party (i) has been duly incorporated or formed, as applicable, and is validly existing as a company or limited partnership, as applicable, under the laws of the State of Delaware, (ii) has corporate power or limited partnership power, as applicable, and authority (x) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Prospectus and the Prospectus, as applicable and (y) to enter into and perform its obligations under this Agreement and (iii) is duly qualified as a foreign entity to transact business and is in good standing (to the extent such concept exists in the applicable jurisdiction) or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except, in the case of clauses (ii) and (iii) where the failure to have such power or authority or to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to result in a material adverse change in the condition (financial or otherwise), or in the business, results of operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Bumble Parties and their subsidiaries, taken as a whole (any such change, a “Material Adverse Effect”);

(ix) Schedule IV to this Agreement includes a true and complete list of each “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X) of the Bumble Parties (each a “Subsidiary” and collectively, the “Subsidiaries”), including the jurisdiction of incorporation or formation of such Subsidiary; each Subsidiary (i) has been duly organized and is validly existing as a corporation, limited liability company or other legal entity, as applicable, in good standing (to the extent such concept exists in the applicable jurisdiction) under the laws of its jurisdiction of incorporation or formation, (ii) has the power and authority to own its properties and conduct its business as described in the Registration Statement, the Pricing Prospectus and the Prospectus, and (iii) has been duly qualified as a foreign corporation or other entity, as the case may be, for the transaction of business and is in good standing (to the extent such concept exists in the applicable jurisdiction) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of clauses (i), (ii) and (iii), where the failure to be so organized and in existence, to have such power or authority or to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(x) None of the Bumble Parties or any of their respective Subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or material interference with the business of the Bumble Parties and their Subsidiaries, considered as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Pricing Prospectus, (i) there has been no Material Adverse Effect and (ii) the Bumble Parties or their subsidiaries, considered as one entity, have not (x) incurred any material liability or obligation (whether indirect, direct or contingent) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (y) except as otherwise disclosed in the Pricing Prospectus, entered into any material transaction or agreement, in each case, not in the ordinary course of business, except for transactions and agreements related to the sale of the Shares;

(xi) Each Bumble Party and its Subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(a)(xxiv) hereof, and hold any leased real or personal property under valid and enforceable leases, except, in each case, as would not reasonably be expected to result in a Material Adverse Effect;

(xii) The Company has an authorized capitalization as set forth in the Pricing Prospectus and (i) all of the issued and outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly and validly authorized and are (other than the Shares issued pursuant to the Unit Exchange, which are described in clause (ii)) validly issued, fully paid and non-assessable and conform in all material respects to the description of capital stock contained in the Pricing Disclosure Package and the Prospectus; (ii) all of the Shares issued pursuant to the Unit Exchange to certain Selling Stockholders have been duly authorized and validly reserved for issuance, and at the Time of Delivery, will be issued and delivered in accordance with the provisions of the Exchange Agreement, and will be validly issued, fully paid and non-assessable and will conform in all material respects to the description of capital stock contained in the Pricing Disclosure Package and the Prospectus; and (iii) all of the issued equity interests of Bumble Holdings and its Subsidiaries have been duly authorized and validly issued, fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by Bumble Inc., free and clear of all liens, encumbrances, equities or claims other than as described in the Registration Statement, the Pricing Prospectus and the Prospectus;

(xiii) None of the Bumble Parties or their subsidiaries is in violation of its charter or by-laws or similar organizational documents, as applicable, or is in default (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, lease or other instrument to which any of the Bumble Parties or their respective subsidiaries is a party or by which any of the Bumble Parties or their subsidiaries may be bound, or to which any of their respective property or assets is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or that would not reasonably be expected to adversely affect, in any material respect, the consummation of the transactions herein contemplated or any of its obligations under this Agreement;

(xiv) The execution and delivery of this Agreement, the issuance of the Shares pursuant to the Unit Exchange by the Company and the compliance by the Bumble Parties with this Agreement and the consummation of the transactions herein contemplated (i) will not result in any violation of the charters or by-laws or similar organizational document of any Bumble Party, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any Bumble Party or its subsidiaries pursuant to, or require the consent (except as shall have been obtained prior to the Time of Delivery) of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to any Bumble Party or its subsidiaries, except, solely in the case of clauses (ii) and (iii), for such conflicts, breaches, Defaults, liens, charges, encumbrances or violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or that would not, individually or in the aggregate, reasonably be expected to adversely affect, in any material respect, the consummation of the transactions contemplated herein by the Bumble Parties or any of their obligations under this Agreement; and no consent, approval, authorization or other order of, or registration, qualification or filing with, any court or other governmental or regulatory authority or agency is required for the issuance of the Shares by the Company pursuant to the Exchange or the transactions contemplated by this Agreement, except for (v) the registration under the Act of the Shares, (w) the approval by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the underwriting terms and arrangements, (x) such consents, approvals, authorizations, orders, registrations, qualifications or filings as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and (y) as shall have been obtained or made prior to the Time of Delivery; except where the failure to obtain any such consents, approvals, authorizations, orders, registrations or qualifications or make such filings would not impair, in any material respect, the ability of the Company to issue the Shares pursuant to the Unit Exchange or the transactions contemplated by this Agreement and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xv) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Class A Common Stock, constitute an accurate summary of the terms of such Class A Common Stock in all material respects;

(xvi) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders,” insofar as they purport to describe provisions of laws or regulations or legal conclusions with respect thereto, are accurate, complete and fair in all material respects;

(xvii) Except as otherwise disclosed in the Pricing Prospectus and the Prospectus, there is no legal or governmental action, suit or proceeding pending or, to the Bumble Parties’ knowledge, threatened (i) against or affecting any Bumble Party or its Subsidiaries or (ii) which has as the subject thereof any property owned or leased by any Bumble Party or its Subsidiaries that would reasonably be expected to result in a Material Adverse Effect or would materially and adversely affect the consummation of the transactions contemplated by this Agreement;

(xviii) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Pricing Prospectus and the Prospectus will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(xix) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and as at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(xx) Ernst & Young LLP, who have expressed their opinion with respect to certain financial statements (which term as used in this Agreement includes the related notes thereto) of the Bumble Parties included or incorporated by reference in the Registration Statement, the Pricing Prospectus, or the Prospectus are independent with respect to the Bumble Parties and their subsidiaries within the applicable rules and regulations of the Commission and as required by the Act;

(xxi) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States (“U.S. GAAP”); (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; except as otherwise disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company is not aware of any material weaknesses in its internal accounting controls; and (v) the interactive data in eXtensible Business Reporting Language included in the Registration Statement is prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(xxii) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that have been designed to ensure that material information relating to the Company, Bumble Holdings and their subsidiaries is made known to the Company’s chief executive officer and chief financial officer by others within the Company or any of its subsidiaries;

(xxiii) This Agreement has been duly authorized, executed and delivered by each of the Bumble Parties; each of the other Transaction Documents to which it is a party has been duly authorized by each Bumble Party and constitutes a valid and legally binding obligation of each such Bumble Party enforceable against it in accordance with its terms, except, in the case of each Transaction Document, as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability; and each such Transaction Document conforms in all material respects to the description thereof contained in the Pricing Prospectus;

(xxiv) The consolidated historical financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the consolidated financial position of the entities purported to be shown thereby as of and at the dates indicated and the results of their operations and cash flows for the periods specified in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved (except as otherwise stated therein). The interactive data in eXtensible Business Reporting Language included in the Registration Statement, fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(xxv) No transaction has occurred between or among the Company, Bumble Holdings and any of their officers or directors, stockholders or any affiliate or affiliates of the foregoing that is required to be described in the Registration Statement, the Pricing Prospectus and the Prospectus and is not so described;

(xxvi) There are no contracts or other documents that are required under the Act and the rules and regulations promulgated thereunder to be described in the Registration Statement, the Pricing Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement that have not been described or filed as an exhibit as required;

(xxvii) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or as disclosed in the Registration Statement, the Pricing Prospectus or the Prospectus: (i) each Bumble Party and its subsidiaries, and their respective operations and properties, are in compliance with all applicable federal, state, local and foreign laws and regulations relating to pollution or protection of the environment and of human health, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products in any form (collectively, “Materials of Environmental Concern”), or otherwise relating to the use, generation, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which any of the Bumble Parties and their subsidiaries have received written notice, and no written notice by any person or entity alleging violation of, or actual or potential liability on the part of any of the Bumble Parties or their subsidiaries under, the Environmental Laws (collectively, “Environmental Claims”), pending or, to the knowledge of the Bumble Parties, threatened against any of the Bumble Parties or their subsidiaries or, to the knowledge of the Bumble Parties, any person or entity whose liability for any Environmental Claim that any of the Bumble Parties or their subsidiaries have retained or assumed either contractually or by operation of law; and (iii) to the knowledge of the Bumble Parties, there are no past or present actions, activities, circumstances, conditions, events or occurrences, including, without limitation, the release, emission, discharge, presence or disposal of any Materials of Environmental Concern, that reasonably would be expected to result in a violation of or liability of any of the Bumble Parties or their subsidiaries under any Environmental Law or form the basis of an Environmental Claim against any Bumble Party or its subsidiaries or against any person or entity whose liability for any Environmental Claim that any of the Bumble Parties and their subsidiaries have retained or assumed either contractually or by operation of law;

(xxviii) The Company is in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof that are then in effect and with which the Company is required to comply;

(xxix) Except as otherwise disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) each Bumble Party and its subsidiaries own or have adequate rights to use all trademarks, service marks, trade names, patents, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary information, systems or procedures) and all other worldwide intellectual property and proprietary rights (including all registrations and applications for registration of, and all goodwill associated with, any of the foregoing) (collectively, “Intellectual Property Rights”) used or held for use in or otherwise reasonably necessary to the conduct of their respective businesses as currently conducted and as described in the Registration Statement, the Pricing Prospectus and the Prospectus; (ii) the Intellectual Property Rights owned by the Bumble Parties and their subsidiaries are, to the knowledge of the Bumble Parties, valid, subsisting and enforceable, and there is no pending or, to the knowledge of the Bumble Parties, threatened action, suit, proceeding or claim by others challenging the ownership, validity, scope or enforceability of, or any rights of the Bumble Parties or any of their subsidiaries in, any such Intellectual Property Rights; (iii) none of the Bumble Parties nor any of their subsidiaries has received any notice alleging any infringement, misappropriation or other violation of any Intellectual Property Rights of others that remains pending; (iv) to the knowledge of the Bumble Parties, no person or entity is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated in the preceding three years of the date hereof, any Intellectual Property Rights owned or controlled by the Bumble Parties or any of their subsidiaries; (v) to the knowledge of the Bumble Parties, none of the Bumble Parties nor any of their subsidiaries is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated in the preceding three years of the date hereof, any Intellectual Property Rights of others, and the conduct of each of the respective businesses of the Bumble Parties and their subsidiaries as described in the Registration Statement, the Pricing Prospectus and the Prospectus does not infringe, misappropriate, or otherwise violate any Intellectual Property Rights of others; and (vi) the Bumble Parties and their subsidiaries use, and have used in the preceding three years of the date hereof, commercially reasonable efforts to maintain the confidentiality of all Intellectual Property Rights (including software code) of the Bumble Parties and their subsidiaries the value of which to the Bumble Parties or any of their subsidiaries is contingent upon maintaining the confidentiality thereof, and to the knowledge of the Bumble Parties, no such Intellectual Property Rights (including software code) have been in the preceding three years of the date hereof disclosed (including as required or purported to be required pursuant to any “open source” software license) to any person or entity other than to employees, representatives and agents of the Bumble Parties or any of their subsidiaries, all of whom are bound by appropriate confidentiality agreements.

(xxx) Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (1)(A) the Bumble Parties’ and their subsidiaries’ respective information technology and computer systems, networks, hardware, software, data (including the data of their respective users, customers, employees, suppliers, vendors and any third party data processed by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) are adequate for, and operate and perform as required in connection with the operation of the business of the Bumble Parties and their subsidiaries as currently conducted, and, to the knowledge of the Bumble Parties, are free and clear of bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (B) the Bumble Parties and their subsidiaries have taken commercially reasonable measures to protect their owned or controlled IT Systems and Data, and without limiting the foregoing, the Bumble Parties and their subsidiaries have used commercially reasonable efforts to establish and maintain, and have established, maintained, reasonable information technology and information security policies and procedures designed to protect against and prevent breach, destruction, loss, unauthorized disclosure, use, access, disablement, misappropriation or modification, or other compromise, or misuse of or relating to any IT Systems and Data (“Breach”), including the commercially reasonable mitigation of any known vulnerabilities; and (C) after due inquiry, to the knowledge of the Bumble Parties, there has been no such Breach of, or relating to, any Bumble Party or any of its subsidiaries’ IT Systems and Data, except for any Breach that has been resolved without material liability or the requirement to notify any person; and (2)(A) the Bumble Parties and their subsidiaries have complied in the preceding three years of the date hereof, and are in compliance, with applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority, internal and external posted privacy policies and contractual obligations, in each case, relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification (“Data Security Obligations”); (B) the Bumble Parties and their subsidiaries are unaware of any facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation by any of the Bumble Parties or any of their subsidiaries; and (C) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the knowledge of the Bumble Parties, threatened alleging non-compliance with any Data Security Obligation by any Bumble Party or any of its subsidiaries;

(xxxi) Except as would not, either individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect, (i) the Bumble Parties and their subsidiaries and any “employee benefit plan” (as defined under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) (“Plan”) established, maintained or contributed to by the Bumble Parties and their subsidiaries or their respective ERISA Affiliates (as defined below) are in compliance with ERISA; (ii) no “reportable event” (as defined under Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to any Plan subject to Title IV of ERISA (“Pension Plan”) established, maintained or contributed to by the Bumble Parties or their subsidiaries or any of their respective ERISA Affiliates (other than an event for which the 30 day notice period is waived); (iii) no Pension Plan established, maintained or contributed to by the Bumble Parties and their subsidiaries or any of their respective ERISA Affiliates, if such Pension Plan were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA); (iv) no failure to satisfy the minimum funding standard under Section 412 of the Code (as defined below), whether or not waived, has occurred or is reasonably expected to occur with respect to any Pension Plan established, maintained or contributed to by the Bumble Parties or their subsidiaries or any of their respective ERISA Affiliates; (v) none of the Bumble Parties, their subsidiaries nor any of their respective ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any Pension Plan or (B) Section 430, 4971, 4975 or 4980B of the Code and (vi) each Plan established or maintained by the Bumble Parties and their subsidiaries or any of their respective ERISA Affiliates that is intended to be qualified under Section 401 of the Code has received a current favorable Internal Revenue Service (“IRS”) determination letter or is comprised of a master, prototype or volume submitter plan that has received such a favorable letter from the IRS and, to the knowledge of the Bumble Parties, no event, whether by action or failure to act, has occurred since the date of such qualification that would materially and adversely affect such qualification. “ERISA Affiliate” means, with respect to each Bumble Party or a subsidiary of such Bumble Party, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”) of which such Bumble Party and its subsidiaries are a member;

(xxxii) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Bumble Parties’ knowledge, threatened against the any of the Bumble Parties or any of their subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending or, to the Bumble Party’s knowledge, threatened against any of the Bumble Parties or any of their subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Bumble Parties’ knowledge, threatened against any of the Bumble Parties or any of their subsidiaries and (C) no union representation question existing with respect to the employees of the Company, Bumble Holdings or any of their subsidiaries and, to the Bumble Parties’ knowledge, no union organizing activities taking place and (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws;

(xxxiii) The Bumble Parties and their subsidiaries taken as a whole are insured against such losses and risks and in such amounts as are, in the reasonable judgment of the Bumble Parties, prudent and customary in the businesses in which they are engaged or as required by law;

(xxxiv) Each Bumble Party and its subsidiaries possess such valid and current certificates, authorizations, licenses, permits, consents, orders and certifications issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses and as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus (collectively, “Governmental Licenses”), except as would not reasonably be expected to result in a Material Adverse Effect, and none of the Bumble Parties or their subsidiaries have received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such Governmental License which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect;

(xxxv) Except as described in the Pricing Disclosure Package, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act, except as have been validly waived or complied with and except for the Shares to be sold by the Selling Stockholders;

(xxxvi) The holders of outstanding shares of the Company’s capital stock are not entitled to preemptive or other rights to subscribe for the Shares that have not been complied with or otherwise validly waived;

(xxxvii) None of Bumble Parties or any of their subsidiaries or, to the knowledge of the Bumble Parties, any director, officer, agent, employee, controlled affiliate or other person associated with or acting on behalf of any Bumble Party or its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) (x) taken or is aware of any action, directly or indirectly, that results in a violation by such persons of any provision of the Foreign Corrupt Practices Act of 1977, as amended and the rules and regulations thereunder (“FCPA”), the UK Bribery Act 2010, as amended and the rules and regulations thereunder (“UK Act”), or similar applicable law of any other foreign jurisdiction or the rules and regulations thereunder or (y) taken or is aware of any action that could result in a sanction for violation by such persons of any provision of the FCPA, the UK Act or similar applicable law of any other foreign jurisdiction; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment in violation of the FCPA, the UK Act or similar applicable law of any other foreign jurisdiction. The Bumble Parties and their subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance with the FCPA, the UK Act and similar applicable laws of any other jurisdiction and the rules and regulations thereunder. No part of the proceeds of the Offering will be used by the Bumble Parties and their subsidiaries, directly or indirectly, in violation of the FCPA, the UK Act or similar applicable law of any other jurisdiction or the rules or regulations thereunder;

(xxxviii) The operations of each Bumble Party and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering statutes of the various jurisdictions where such Bumble Party or any of its subsidiaries conducts business and the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency having jurisdiction over each Bumble Party or any of its subsidiaries (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, Bumble Holdings or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Bumble Parties, threatened;

(xxxix) None of the Bumble Parties or any of their subsidiaries or, to the knowledge of the Bumble Parties, any director, officer, agent, employee or controlled affiliate of any of the Bumble Parties or their subsidiaries (i) is currently subject to any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons”) or (ii) will, directly or knowingly indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that will result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any person (including any person participating in the Offering, whether as underwriter, advisor, investor or otherwise);

(xl) None of the Bumble Parties or their subsidiaries or, to the knowledge of the Bumble Parties, any director, officer, agent, employee or controlled affiliate of any of the Bumble Parties or their subsidiaries, is an individual or entity that is, or is 50% or more owned or otherwise controlled by or is acting on behalf of an individual or entity that is: (i) the subject of any Sanctions; or (ii) except as otherwise disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Belarus, the so-called People’s Republics of Luhansk and Donetsk, and any other territory or region of Ukraine that may be under the asserted control of Russia, recognized by Russia, or subject to territorial claims by Russia, the Crimea region of Ukraine, Cuba, Iran, North Korea, Russia and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”);

(xli) None of the Bumble Parties nor any of their subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 3 years, nor do the Bumble Parties or any of their subsidiaries have any plans to increase their dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries, in each case except as permitted by applicable law;

(xlii) None of the Bumble Parties or any of their subsidiaries has taken or will take, directly or indirectly, any action that is designed to or that might reasonably be expected to cause or result in unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(xliii) There are (and prior to the Closing Date, will be) no debt securities or preferred stock issued or guaranteed by any of the Bumble Parties or any of their respective subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the Exchange Act.

(xliv) The statistical and market related data included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Bumble Parties believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources;

(xlv) Except for any failures or exceptions that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (i) each of the Bumble Parties and their subsidiaries has timely filed (taking into account valid extensions) all federal, state, local and foreign tax returns required to be filed by it in any jurisdiction and has paid all taxes (and any related interest, penalties and additions to tax) required to be paid by it (whether or not shown on a tax return and including in its capacity as a withholding agent), except for any taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with U.S. GAAP; (ii) there are no current tax audits, assessments or other claims or proceedings with respect to any Bumble Party or any of their subsidiaries to the knowledge of the Bumble Parties; and (iii) the Bumble Parties and each of their subsidiaries have made adequate charges, accruals and reserves in the applicable financial statements in respect of all federal, state, local and foreign taxes in any jurisdiction (and any related interest, penalties and additions to tax) for all periods as to which the tax liability of the Bumble Parties and their subsidiaries (as applicable) has not been finally determined; and

(xlvi) None of the Bumble Parties nor any of their subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(b) Each of the Selling Stockholders severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i) Except (A) as will have been obtained on or prior to the Time of Delivery for the registration under the Act of the Shares; (B) as may be required under foreign or state securities (or Blue Sky) laws or by FINRA or by the Exchange (as defined herein) in connection with the purchase and distribution of the Shares by the Underwriters; and (C) as would not impair in any material respect the ability of such Selling Stockholder to consummate its obligations hereunder, all consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained or will be obtained on or prior to the Time of Delivery; and such Selling Stockholder has full right, power and authority to enter into this Agreement and has or will have at the Time of Delivery, after giving effect to the Unit Exchange, full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(ii) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement and the consummation of the transactions herein and contemplated in the Pricing Disclosure Package will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (B) result in any violation of the provisions of the charter or by-laws or similar organizational documents of such Selling Stockholder or (C) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any property or assets of such Selling Stockholder, except in the case of (A) and (C), as would not, individually or in the aggregate, reasonably be expected to materially impact such Selling Stockholder’s ability to perform its obligations under this Agreement;

(iii) Upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8 105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8 303 of the UCC, (B) under Section 8 501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8 102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8 102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC;

(iv) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that might reasonably be expected to cause or result in unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(v) To the extent that any statements or omissions made in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with the Selling Stockholder Information (as defined below),such Registration Statement and Pricing Disclosure Package did not, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will not, when they become effective or are filed with the Commission, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. “Selling Stockholder Information” consists solely of the information with respect to such Selling Stockholder in the beneficial ownership table under the caption “Principal and Selling Stockholders” in the Pricing Prospectus and the Prospectus;

(vi) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(vii) The obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the dissolution of such Selling Stockholder or by the occurrence of any other event; if such Selling Stockholder shall be dissolved, or if any other such event should occur, before the delivery of the Shares to be sold by such Selling Stockholder hereunder, such Shares shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement; and

(viii) Such Selling Stockholder is not prompted by any material non-public information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Prospectus to sell its Shares pursuant to this Agreement.

2. Subject to the terms and conditions herein set forth, (a) each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at a purchase price per share of $22.173, the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule I hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule II hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders, as and to the extent indicated in Schedule I hereto, agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule II hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

Each Selling Stockholder, as and to the extent indicated in Schedule I hereto, hereby grants, severally and not jointly, to the Underwriters the right to purchase at their election up to 2,062,500 Optional Shares, at the purchase price per share set forth in the paragraph above, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and the Selling Stockholders, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery or, unless you, the Company and the Selling Stockholders otherwise agree in writing, no earlier than three or later than ten business days after the date of such notice.

3. Upon the authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Pricing Disclosure Package and the Prospectus.

(a) The Shares to be purchased by each Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to the Representatives, through the facilities of DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Selling Stockholders to the Representatives at least forty-eight hours in advance. To the extent the Shares are delivered in certificated form and not in book-entry form through the facilities of DTC, the Selling Stockholders will cause the certificates representing the Shares, if any, to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on March 8, 2023, or such other time and date as the Representatives and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives, the Company and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(k) hereof will be delivered at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 (the “Closing Location”), and the Shares will be delivered through the facilities of DTC in the case of book-entry shares or at the Designated Office in the case of certificated Shares, all at such Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

4. Each Bumble Party agrees, jointly and severally, with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery, which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; within the time required by such Rule; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(e), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus relating to the Shares or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction, to qualify in any jurisdiction as a broker-dealer or to subject itself to taxation in any jurisdiction if it is not otherwise so subject;

(c) If required by Rule 430B(h) under the Act to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(d) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(e) Prior to 10:00 a.m., New York City time, on the second New York Business Day following the date of this Agreement (or such other time as may be agreed to by the Company and the Representatives) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required under the Act to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f) To make generally available to its security holders as soon as practicable (which may be satisfied by filing with the Commission’s EDGAR system), an earnings statement of the Bumble Parties and their subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g) During the period beginning from the date hereof and continuing to and including the date 60 days after the date of the Prospectus (the “Company Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or publicly file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares (except for any Registration Statement on Form S-8, or any amendment thereto, to register shares issuable upon exercise of awards granted pursuant to the terms of any employee equity incentive plan, including, for the avoidance of doubt, the Bumble Inc. 2021 Omnibus Incentive Plan (each, an “Incentive Plan”)), including but not limited to any options or warrants to purchase shares of Class A Common Stock or Class B common stock, par value $0.01 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Stock”), or any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of any series of Stock (including, without limitation, Units) or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of any series of Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Stock or such other securities, in cash or otherwise (other than (u) [reserved], (v) the Shares or any such substantially similar securities to be issued pursuant to any Incentive Plan and any long-term incentive awards disclosed in the Pricing Disclosure Package), (w) the Shares in respect to tax withholding payments due upon the exercise, vesting and/or settlement, as applicable, of any long-term incentive awards disclosed in the Pricing Disclosure Package), (x) the Shares or any such substantially similar securities to be transferred as a bona fide gift or gifts, including to charitable organization transferees or recipients, provided that, in the case of this clause (x) each recipient of such Shares or substantially similar securities shall execute and deliver to the Representatives a lock-up agreement substantially to the effect set forth in Annex I, (y) the Shares or any such substantially similar securities to be issued upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement (including, without limitation, Units and the Unit Exchange) and (z) the issuance of up to 5% of the outstanding shares of Class A Common Stock (assuming all outstanding Units are exchanged for newly issued shares of Class A Common Stock on a one-to-one basis) or any such substantially similar securities in connection with the acquisition of, a joint venture with or a merger with, another company, and the filing of a registration statement with respect thereto, provided that, in the case of this clause (z) each recipient of such Class A Common Stock shall execute and deliver to the Representatives, on or prior to the issuance of such Class A Common Stock, a lock-up agreement substantially to the effect set forth in Annex I), without the prior written consent of Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC;

(h) To pay the required Commission filing fees relating to the Shares within the time required by Rule 456 under the Act without regard to the proviso in subsection (b)(1) thereof and otherwise in accordance with Rules 456 and 457 under the Act;

(i) To promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) completion of the Company Lock-Up Period;

5. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Stockholder represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus”; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and

(c) The Company agrees that if at any time following the distribution of a Written Testing-the-Waters Communication or issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Written Testing-the-Waters Communication or Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in a Written Testing-the-Waters Communication or an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information or the Selling Stockholder Information.

6. Each of the Bumble Parties covenants and agrees with one another and with the several Underwriters that:

(a) the Bumble Parties will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Bumble Parties’ and the Selling Stockholders’ counsel and the Bumble Parties’ accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 4(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on The Nasdaq Stock Market LLC (the “Exchange”); and (v) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in an amount not to exceed $35,000.00 in connection with, any required review by FINRA of the terms of the sale of the Shares;

(b) the Bumble Parties will pay or cause to be paid (i) the cost of preparing certificates for the Shares, if applicable; (ii) the cost and charges of any transfer agent or registrar; (iii) all costs and expenses incident to the performance of each Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section; and (iv) all other reasonable costs and expenses incidental to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section, including any transfer taxes payable on the original sale and delivery of the Shares to the Underwriters; provided, however, that 50% of the cost of any aircraft chartered in connection with the road show shall be paid by the Underwriters (with the Bumble Parties paying the remaining 50% of the cost); and

(c) except as provided in this Section, and Sections 8 and 10 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Bumble Parties and the Selling Stockholders herein are, on the date hereof and at and as of such Time of Delivery, true and correct, the condition that the Bumble Parties and the Selling Stockholders shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433 under the Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission, and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the knowledge of the Company, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Davis Polk & Wardwell LLP, counsel for the Underwriters, shall have furnished to you such written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you;

(c) Simpson Thacher & Bartlett LLP, counsel for the Company and each of BX Buzz ML-1 HoldCo L.P., BX Buzz ML-2 HoldCo L.P., BX Buzz ML-3 HoldCo L.P., BX Buzz ML-4 HoldCo L.P., BX Buzz ML-5 HoldCo L.P., BX Buzz ML-6 HoldCo L.P. and BX Buzz ML-7 HoldCo L.P, shall have furnished to you their written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you;

(d) Davis Polk & Wardwell LLP, counsel for Beehive Holdings III LP, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(e) On the date of the Prospectus concurrently with the execution of this Agreement, at 11:30 p.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you;

(f) [Reserved];

(g) (i) None of the Company, Bumble Holdings nor any of their Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with the business of the Company, Bumble Holdings and their subsidiaries, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock (other than as a result of (i) the exercise or settlement, if any, of stock options or other equity awards or the grant or award, if any, of stock options, restricted stock or other equity pursuant to the Company’s and/or Bumble Holdings’ equity plans that are described in the Pricing Prospectus and the Prospectus or (ii) the issuance, if any, of stock upon conversion or exchange of Company securities or securities of Bumble Holdings as described in the Pricing Prospectus and the Prospectus) or the long-term debt of the Company, Bumble Holdings or any of their Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), business or results of operations, whether or not arising from transactions in the ordinary course of business, of the Company, Bumble Holdings and their subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives (other than a defaulting Underwriter under Section 9 hereof) so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(h) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives (other than a defaulting Underwriter under Section 9 hereof) makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(i) The Shares to be sold at such Time of Delivery shall have been duly listed on the Exchange;

(j) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each of the parties listed on Schedule V hereto, substantially to the effect set forth in Annex I hereto;

(k) The Company shall have complied with the provisions of Section 4(c) hereof with respect to the furnishing of prospectuses on the second New York Business Day following the date of this Agreement;

(l) The Bumble Parties and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company, Bumble Holdings and the Selling Stockholders, as applicable, respectively, reasonably satisfactory to you as to the accuracy of the representations and warranties of the Bumble Parties and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by each of the Bumble Parties and the Selling Stockholders, respectively, of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Bumble Parties shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this Section 7 and the Bumble Parties shall have furnished such other certificates and documents as you may reasonably request; and

(m) The Selling Stockholders shall have executed and delivered to the Underwriters an agreement substantially in the form of Annex I hereto.

8. (a) Each of the Bumble Parties, jointly and severally, will indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees, each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, or any amendment thereto, or the omission or alleged omission therefrom to state a material fact required to be stated therein or necessary to make the statement therein not misleading, or (ii) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Written Testing-the-Waters Communication, or the omission or alleged omission therefrom to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act, for any legal or other expenses reasonably incurred by such Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Bumble Parties shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Written Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information or the Selling Stockholder Information.

(b) Each of the Bumble Parties will indemnify and hold harmless each Selling Stockholder, its affiliates, directors, officers and employees, and each person, if any, who controls any Selling Stockholder within the meaning of the Act and the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Selling Stockholder for any legal or other expenses reasonably incurred by such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Bumble Parties shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, in reliance upon and in conformity with written information furnished to the Company by any Selling Stockholder expressly for use therein that constitutes the Selling Stockholder Information.

(c) Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement the Basic Prospectus, or any amendment thereto, or the omission or alleged omission therefrom to state a material fact required to be stated therein or necessary to make the statement therein not misleading, or (ii) an untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, or the omission or alleged omission therefrom to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, in reliance upon and in conformity with the Selling Stockholder Information; and will reimburse each Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act for any legal or other expenses reasonably incurred by such Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; provided, further, that the liability of such Selling Stockholder pursuant to this subsection (c) shall not exceed the product of the number of Shares sold by such Selling Stockholder including any Optional Shares and the price per share referenced in Section 2 hereof (each such amount, the “Selling Stockholder Proceeds”) as set forth in the Prospectus.

(d) Each Underwriter will, severally and not jointly, indemnify and hold harmless each Bumble Party and its directors, officers and employees and each person, if any, who controls, as of the date hereof, such Bumble Party, within the meaning of the Act and the Exchange Act and each Selling Stockholder against any losses, claims, damages or liabilities to which such Bumble Party and its directors, officers and employees and each person, if any, who controls, as of the date hereof, such Bumble Party within the meaning of the Act and the Exchange Act or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) an untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse each Bumble Party, its directors, officers and employees and each person, if any, who controls, as of the date hereof, such Bumble Party within the meaning of the Act and the Exchange Act and each Selling Stockholder for any legal or other expenses reasonably incurred by such Bumble Party, its directors, officers and employees and each person, if any, who controls, as of the date hereof, such Bumble Party within the meaning of the Act and the Exchange Act or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred; it being understood and agreed that the only such information furnished by the Underwriters consists of the following information: (i) the names of the Underwriters appearing on the front and back cover pages of the Pricing Prospectus and the Prospectus; (ii) the names of the Underwriters set forth in the table of Underwriters in the first paragraph of text under the caption “Underwriting (Conflicts of Interest)” in the Pricing Prospectus and the Prospectus; (iii) the fifth paragraph of text under the caption “Underwriting (Conflicts of Interest)” in the Preliminary Prospectus and the Prospectus concerning the terms of offering by the Underwriters; and (iv) the tenth, eleventh and twelfth paragraphs of text under the caption “Underwriting (Conflicts of Interest)” in the Pricing Prospectus and the Prospectus concerning transactions that stabilize, maintain or otherwise affect the price of the Shares (such information, the “Underwriter Information”).

(e) Promptly after receipt by an indemnified party under subsection (a), (b), (c) or (d) of this Section 8 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof. The omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party; provided that no indemnification provided for under subsection (a), 8 or (c) of this Section 8 shall be available to any party who shall fail to give notice as provided in this Section 8(e) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced (through the forfeiture of substantive rights and defenses) by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of subsection (a), 8 or (c) of this Section 8. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. It is understood that the indemnifying party or parties shall not, in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties except to the extent that local counsel or counsel with specialized expertise (in addition to any regular counsel) is required to effectively defend against any such action or proceeding. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(f) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b), (c) or (d) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Bumble Parties and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (e) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Bumble Parties and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Bumble

Parties and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Bumble Parties and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Bumble Parties or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Bumble Parties, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) each Selling Stockholder’s obligation to contribute any amount under this Section 8(f) is limited in the manner and to the extent set forth in Section 8(b) and such Selling Stockholder shall not be required to contribute any amount in excess of the applicable Selling Stockholder Proceeds. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (f) to contribute are several in proportion to their respective underwriting obligations and not joint.

(g) The obligations of the Bumble Parties and the Selling Stockholders under this Section 8 shall be in addition to any liability which the Bumble Parties and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Bumble Parties (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

9. (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Shares on the terms of this Agreement. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company or a Selling Stockholder notifies you that it has so arranged for the purchase of such Shares, you or the Company or the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Bumble Parties or the Selling Stockholders, except for the expenses to be borne by the Bumble Parties and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Bumble Parties, or any Selling Stockholder, and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Bumble Parties, or any of the Selling Stockholders, or any officer or director or controlling person of the Bumble Parties, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Bumble Parties nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, each of the Selling Stockholders pro rata (based on the number of Shares to be sold by such Selling Stockholder hereunder) will reimburse the Underwriters through you for all reasonable and documented out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Bumble Parties and the Selling Stockholders shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you; and in dealings with any Selling Stockholder hereunder, you and the Bumble Parties shall be entitled to act and rely upon any statement, request, notice or agreement given by any Selling Stockholder.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, Bumble Holdings and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Facsimile Number: 1-646-291-1469 and to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule VI hereto; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Laura Franco, Chief Legal and Compliance Officer; and if to any of the parties that has delivered a lock-up letter described in Section 7(i) hereof shall be delivered or sent by mail to the respective address provided in Schedule VI hereto or such other address as such party provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 8(e) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you on request; provided further that notices under subsection 4(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you at Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Facsimile Number: 1-646-291-1469 and at Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Bumble Parties and the Selling Stockholders and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls any Bumble Party, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

15. Each Bumble Party and each Selling Stockholder acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Bumble Parties and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Bumble Parties or any Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of any of the Bumble Parties or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising any of the Bumble Parties or any Selling Stockholder on other matters) or any other obligation to any of the Bumble Parties or any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) each of the Bumble Parties and each Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Bumble Parties and each Selling Stockholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any of the Bumble Parties or any Selling Stockholder, in connection with such transaction or the process leading thereto. Moreover, each Selling Stockholder acknowledges and agrees that, although the Representatives may be required or choose to provide such Selling Stockholder with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering, the Representatives and the other Underwriters are not making a recommendation to any Selling Stockholder to participate in the offering, enter into a “lock-up” agreement, or sell any Shares at the price determined in the offering, and nothing set forth in such disclosures or documentation is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

16. This Agreement supersedes all prior agreements and understandings (whether written or oral) between or among the Bumble Parties, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

17. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

18. The parties hereto agree that any suit or proceeding arising in respect of this Agreement or the Representatives’ engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the parties hereto agree to submit to the jurisdiction of, and to venue in, such courts, and waive, to the fullest extent they may effectively do so, any objection which they may now or hereafter have to the laying of venue of any such proceeding.

19. Each of the Bumble Parties, each Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Facsimile or electronic signatures shall constitute original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

21. Notwithstanding anything herein to the contrary, the Bumble Parties and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Bumble Parties and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22. Without limiting the applicability of Section 2 hereof or any other provision of this Agreement, with respect to any Underwriter who is affiliated with any person or entity engaged to act as an investment adviser on behalf of a Selling Stockholder and/or on behalf of a client that has a direct or indirect interest in Shares being sold by any such Selling Stockholder, the Shares being sold to such Underwriter shall not include any shares of Stock attributable to such Selling Stockholder or any such advisory client, as the case may be, unless such Selling Stockholder or such advisory client has consented thereto. Accordingly, the fees or other amounts received by such Underwriter in connection with the transactions contemplated hereby shall not include any fees or other amounts attributable to any such advisory client unless that client has consented to the Underwriter’s participation in the transaction. To that end, the Shares being sold to such Underwriter shall not include any shares of Stock attributable to any such advisory client that has not provided consent, with any such Shares instead being allocated and sold to the other Underwriters.

23. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Remainder of Page Intentionally Left Blank]

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company, Bumble Holdings and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company, Bumble Holdings and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Bumble Inc.

By:	/s/ Anuradha Subramanian
Name: Anuradha Subramanian
Title: Chief Financial Officer

Buzz Holdings L.P.

By: Bumble Inc., its general partner

By:	/s/ Anuradha Subramanian
Name: Anuradha Subramanian
Title: Chief Financial Officer

BX BUZZ ML-1 HOLDCO L.P.

By: BX Buzz ML-1 GP LLC, its general partner

By:	/s/ Gregory Perez
Name: Gregory Perez
Title: Vice President and Treasurer

BX BUZZ ML-2 HOLDCO L.P.

By: BX Buzz ML-2 GP LLC, its general partner

By:	/s/ Gregory Perez
Name: Gregory Perez
Title: Vice President and Treasurer

[Signature Page to the Underwriting Agreement]

BX BUZZ ML-3 HOLDCO L.P.

By: BX Buzz ML-3 GP LLC, its general partner

By:	/s/ Gregory Perez
Name: Gregory Perez
Title: Vice President and Treasurer

BX BUZZ ML-4 HOLDCO L.P.

By: BX Buzz ML-4 GP LLC, its general partner

By:	/s/ Gregory Perez
Name: Gregory Perez
Title: Vice President and Treasurer

BX BUZZ ML-5 HOLDCO L.P.

By: BX Buzz ML-5 GP LLC, its general partner

By:	/s/ Gregory Perez
Name: Gregory Perez
Title: Vice President and Treasurer

BX BUZZ ML-6 HOLDCO L.P.

By: BX Buzz ML-6 GP LLC, its general partner

By:	/s/ Gregory Perez
Name: Gregory Perez
Title: Vice President and Treasurer

[Signature Page to the Underwriting Agreement]

BX BUZZ ML-7 HOLDCO L.P.

By: BX Buzz ML-7 GP LLC, its general partner

By:	/s/ Gregory Perez
Name: Gregory Perez
Title: Vice President and Treasurer

BEEHIVE HOLDINGS III LP

By: Beehive Holdings Management III, LLC, its general partner

By:	/s/ Whitney Wolfe Herd
Name: Whitney Wolfe Herd
Title: Sole Member

[Signature Page to the Underwriting Agreement]

Accepted as of the date hereof

Citigroup Global Markets Inc.
Goldman Sachs & Co. LLC

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Liz Milonopoulos
Name: Liz Milonopoulos
Title: Managing Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Rebecca Steinthal
Name: Rebecca Steinthal
Title: Managing Director

On behalf of each of the Underwriters

[Signature Page to the Underwriting Agreement]

SCHEDULE I

	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
BX Buzz ML-1 Holdco L.P.	284,960	50,020
BX Buzz ML-2 Holdco L.P.	3,920,892	688,242
BX Buzz ML-3 Holdco L.P.	636,523	111,730
BX Buzz ML-4 Holdco L.P.	1,698,508	298,143
BX Buzz ML-5 Holdco L.P.	5,152,496	904,427
BX Buzz ML-6 Holdco L.P.	46,472	8,157
BX Buzz ML-7 Holdco L.P.	10,149	1,781
Beehive Holdings III LP	2,000,000	—

Total	13,750,000	2,062,500

SCHEDULE II

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Citigroup Global Markets Inc.	4,250,000	637,500
Goldman Sachs & Co. LLC	4,250,000	637,500
Morgan Stanley & Co. LLC	937,500	140,625
BofA Securities, Inc.	337,500	50,625
BTIG, LLC	337,500	50,625
Evercore Group L.L.C.	337,500	50,625
Jefferies LLC	337,500	50,625
RBC Capital Markets, LLC	337,500	50,625
Blackstone Securities Partners L.P.	1,375,000	206,250
BMO Capital Markets Corp.	137,500	20,624
KeyBanc Capital Markets Inc.	137,500	20,624
MUFG Securities Americas Inc.	137,500	20,624
Raymond James & Associates, Inc.	137,500	20,624
SMBC Nikko Securities America, Inc.	137,500	20,624
Stifel, Nicolaus & Company, Incorporated	137,500	20,624
BNP Paribas Securities Corp.	68,750	10,313
Huatai Securities (USA), Inc.	68,750	10,313
Piper Sandler & Co.	68,750	10,313
SG Americas Securities, LLC	68,750	10,313
AmeriVet Securities, Inc.	18,750	2,813
C.L. King & Associates, Inc.	18,750	2,813
Drexel Hamilton, LLC	18,750	2,813
Loop Capital Markets LLC	18,750	2,813
Samuel A. Ramirez & Company, Inc.	18,750	2,813
R. Seelaus & Co., LLC	18,750	2,813
Siebert Williams Shank & Co., LLC	18,750	2,813
Telsey Advisory Group LLC	18,750	2,813

Total	13,750,000	2,062,500

SCHEDULE III

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Electronic road show dated March 2, 2023

(b)	Additional Documents Incorporated by Reference:

None

(c)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The public offering price per share for the Shares is $22.80

The number of Firm Shares purchased by the Underwriters from the Selling Stockholders is 13,750,000

(d)	The number of Optional Shares to be sold by the Selling Stockholders at the option of the Underwriters is up to 2,062,500

(e)	Written Testing-the-Waters Communications:

None

SCHEDULE IV

Significant Subsidiaries

Entity	Jurisdiction

AMI Holdings Limited	Bermuda

Badoo App Limited	UK

Badoo Development LLC	Russian Federation

Badoo Holding Limited	Cyprus

Badoo International Limited	UK

Badoo Limited	UK

Badoo Media Limited	Cyprus

Badoo PartnerCo LLC	Delaware

Badoo Software Limited	Cyprus

Badoo Technologies Limited	Cyprus

Badoo Trading Limited	UK

Badoo US Marketing LLC	Delaware

Badoo Worldwide Limited	Belize

Bumble AU Pty Ltd	Australia

Bumble Canada Enterprises Ltd.	British Columbia

Bumble Germany Enterprises GmbH	Germany

Bumble Holding Limited	UK

Bumble India Enterprises LLP	India

Bumble IP Holdco LLC	Delaware

Bumble Marketing HoldCo Limited	UK

Bumble Spain Enterprises, S.L.U.	Spain

Bumble Sub L.L.C.	Delaware

Bumble Trading LLC	Delaware

Buzz BidCo L.L.C.	Delaware

Buzz Finco L.L.C.	Delaware

Buzz Holdings L.P.	Delaware

Buzz Intermediate L.L.C.	Delaware

Chappy Holdings Limited	Bermuda

Chappy Limited	UK

Chappy LLC	Delaware

FlashGap SAS	France

Fruitz	France

Greysom Limited	Cyprus

Huggle App (UK) Limited	UK

Influencer Holdings Limited	Bermuda

Lumen App LLC	Delaware

Lumen App Ltd	UK

Or Not Limited	UK

Social Online Payments International Limited	UK

Social Online Payments Limited	Ireland

Social Online Payments LLC	Delaware

Studio Projects LLC	Delaware

Wetrend Media Ltd	UK

SCHEDULE V

BX Buzz ML-1 Holdco L.P.

BX Buzz ML-2 Holdco L.P.

BX Buzz ML-3 Holdco L.P.

BX Buzz ML-4 Holdco L.P.

BX Buzz ML-5 Holdco L.P.

BX Buzz ML-6 Holdco L.P.

BX Buzz ML-7 Holdco L.P.

Beehive Holdings II, LP

Beehive Holdings III, LP

Whitney Wolfe Herd

Ann Mather

Christine L. Anderson

R. Lynn Atchison

Sachin J. Bavishi

Matthew S. Bromberg

Amy M. Griffin

Jonathan C. Korngold

Jennifer B. Morgan

Elisa A. Steele

Pamela A. Thomas-Graham

Tariq M. Shaukat

Anuradha B. Subramanian

Laura Franco

SCHEDULE VI

BX Buzz ML-1 Holdco L.P.

BX Buzz ML-2 Holdco L.P.

BX Buzz ML-3 Holdco L.P.

BX Buzz ML-4 Holdco L.P.

BX Buzz ML-5 Holdco L.P.

BX Buzz ML-6 Holdco L.P.

BX Buzz ML-7 Holdco L.P.

c/o Blackstone Inc.

345 Park Avenue, New York, NY, 10154

Attention: Martin Brand

Jon Korngold

Sachin Bavishi

Vishal Amin

with a copy to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP

900 G Street, N.W.

Washington, D.C. 20001

Attention: Joshua Ford Bonnie

William R. Golden III

Katharine L. Thompson

Beehive Holdings III, LP

c/o Bumble Inc.

1105 West 41st Street

Austin, Texas 78756

Attention: Whitney Wolfe Herd

ANNEX I

FORM OF LOCK-UP AGREEMENT

Bumble Inc.

Lock-Up Agreement

[•], 2023

Goldman Sachs & Co. LLC

Citigroup Global Markets Inc.

As representatives of the several Underwriters

named in Schedule II of the Underwriting Agreement

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Re: Bumble Inc.—Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that Goldman Sachs & Co. LLC and Citigroup Global Markets Inc. (the “Representatives”) propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule II to such agreement (collectively, the “Underwriters”), with Bumble Inc., a Delaware corporation (the “Company”), Buzz Holdings L.P., a Delaware limited partnership (“Bumble Holdings”), and the Selling Stockholders named in Schedule I to the Underwriting Agreement providing for a public offering (the “Offering”) of shares (“Shares”) of Class A common stock, par value $0.01 per share (the “Class A Common Stock”), of the Company pursuant to a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Class A Common Stock or Class B common stock, par value $0.01 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Stock”) of the Company, or any options or warrants to purchase any shares of Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Stock of the Company (including, without limitation, limited partnership interests in Bumble Holdings (the “Units”)), whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the

Annex I – 1

Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 60 days after the public offering date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement.

[In addition, in the event of any release or waiver of the foregoing restrictions in respect of shares of Stock held by an affiliate of a Principal Stockholder (as defined in Section 1.1 of the Stockholders Agreement, dated as of February 10, 2021, by and among the Company and the other stockholders from time to time party thereto (as the same may be amended, supplemented, restated or otherwise modified from time to time)), the Representatives agree that shares of Stock held by the undersigned shall similarly be released on a pro rata basis. The provisions of this paragraph will not apply (a) if the release or waiver is effected solely to permit a transfer not for consideration, (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer, (c) in the case of any underwritten public offering of Stock, whether or not such offering or sale is wholly or partially a secondary offering of Stock during the Lock-Up Period or (d) if the aggregate number of shares of Stock affected by such releases to such security holders (whether in one or multiple releases) is less than or equal to 1% of the fully-diluted capitalization of the Company as measured at the time of such release.]1

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) by will or intestacy, (ii) as a bona fide gift or gifts, including to charitable organizations, (iii) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, current or former marriage or adoption, not more remote than first cousin), (iv) to any immediate family member or other dependent, (v) as a distribution to general or limited partners, members or stockholders of the undersigned, (vi) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned, (vii) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (vi) above, (viii) pursuant to an order of a court or regulatory agency, (ix) from an executive officer to the Company, its subsidiaries or its parent entities upon death, disability or termination of employment, in each case, of such executive officer, (x) in connection with transactions by any person other than the Company relating to shares of Stock acquired in open market transactions after the completion of the Offering, (xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction in each case made to all holders of shares of the Company’s Stock involving a Change of Control (as defined below), provided, that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Undersigned’s Shares shall remain subject to the provisions of this Lock-Up Agreement, (xii) (1) to the Company pursuant to the exercise, in each case on a “cashless” or “net exercise” basis, of any option to purchase shares of Stock granted by the Company pursuant to any employee benefit plans or arrangements described in the Pricing Disclosure Package which are set to expire during the Lock-Up Period, where any shares of Stock received by the undersigned upon any such exercise will be subject to the terms of this Lock-Up Agreement, or (2) for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the

[1]	NTD: To be included for lock-ups delivered by entities only.

Annex I – 2

exercise of any option to purchase shares of Stock or the vesting of any awards granted by the Company pursuant to employee benefit plans or arrangements described in the Pricing Disclosure Package which are set to expire or automatically vest during the Lock-Up Period, in each case on a “cashless” or “net exercise” basis, where any shares of Stock received by the undersigned upon any such exercise or vesting will be subject to the terms of this Lock-Up Agreement, (xiii) [the pledge, hypothecation or other granting of a security interest in shares of Stock or securities convertible into or exchangeable for Shares to one or more lending institutions as collateral or security for any loan, advance or extension of credit and any transfer upon foreclosure upon such Shares or such securities, provided, that the undersigned or the Company, as the case may be, shall provide the Representatives prior written notice informing them of any public filing, report or announcement with respect to such pledge, hypothecation or other grant of a security interest, (xiv)]2 the entry into a trading plan established in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided, that in the case of this clause ([xiii][xiv]), sales under any such trading plan may not occur during the Lock-Up Period, ([xiv][xv]) sales, transfers or other dispositions pursuant to a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Stock that has been entered into by the undersigned prior to the date hereof of which the Representatives have received notice or ([xv][xvi]) with the prior written consent of the Representatives; provided, that:

(1) in the case of each transfer or distribution pursuant to clauses (ii) through (vii) and (ix) above, (a) each donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein; and (b) any such transfer or distribution shall not involve a disposition for value, other than with respect to any such transfer or distribution for which the transferor or distributor receives (x) equity interests of such transferee or (y) such transferee’s interests in the transferor;

(2) in the case of clauses (i), (viii) and (x), no public reports or filings (including filings under Section 16(a) of the Exchange Act) reporting a reduction in beneficial ownership of Stock shall be voluntarily made during the Lock-Up Period or any extension thereof;

(3) in the case of clauses (ii) through (vii) and (ix) above, no public reports or filings (including filings under Section 16(a) of the Exchange Act) reporting a reduction in beneficial ownership of Stock shall be voluntarily made during the Lock-Up Period or any extension thereof; if any such reports or filings shall be required (a) the undersigned shall provide the Representatives prior written notice informing them of such report or filing and (b) such report or filing shall disclose that such donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein; and

(4) for purposes of clause (xi), “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity).

[Notwithstanding the foregoing, clause (1)(a) above shall not apply with respect to any transfer of shares of Stock to charitable organization transferees or recipients (including any direct or indirect member or partner of the undersigned that receives such shares of Stock pursuant to a distribution in-kind to such member or partner and is subject to restrictions requiring such shares of Stock to be transferred only to charitable organizations pursuant to clause (ii) above) in an aggregate amount,

[2]	NTD: To be included for lock-ups delivered by entities only.

Annex I – 3

together with any such transfers pursuant to any substantially similar lock-up agreement with the Representatives, not to exceed 1.0% of the outstanding shares of Stock (treating as outstanding, shares of Class A Common Stock issuable on exchange of Units in Bumble Holdings not held by the Company).]3

In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the shares of Stock of the Company to any wholly owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such shares of Stock subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such shares of Stock except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value, and provided further that no public reports or filings (including filings under Section 16(a) of the Exchange Act) reporting a reduction in beneficial ownership shall be voluntarily made during the Lock-Up Period or any extension thereof; if any such reports or filings shall be required (a) the undersigned shall provide the Representatives prior written notice informing them of such report or filing and (b) such report or filing shall disclose that such donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein. The undersigned now has, and, except as contemplated by clauses (i) through (xii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The restrictions described in this Lock-Up Agreement shall not apply to (i) the sale of the Undersigned’s Shares pursuant to the Underwriting Agreement; or (ii) any conversion or exchange of Units for shares of Class A Common Stock, provided that, in the case of this clause (ii) such shares of Stock shall be subject to the provisions of this Lock-Up Agreement.

The undersigned acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate.

The undersigned understands that, if (i) the Underwriting Agreement (other than the provisions which survive termination under the terms thereof) shall terminate or be terminated prior to payment for the delivery of the shares of Stock to be sold thereunder, (ii) the Registration Statement is withdrawn by the Company, (iii) the Company notifies the Representatives that it does not intend to proceed with the Offering, or (iv) the Underwriting Agreement for the Offering is not executed by March 31, 2023, the undersigned shall be released from all obligations under this Lock-Up Agreement and this Lock-Up Agreement shall be of no further effect. The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns. This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[3]	NTD: To be included for lock-ups delivered by entities only.

Annex I – 4

[Remainder of Page Intentionally Blank]

Annex I – 5

Very truly yours,

Exact Name of Stockholder, Director or Officer

Authorized Signature

Title

Annex I – 6